Exhibit 4.1

FORM OF SHARE CERTIFICATE

Check-Cap Ltd.

Number	Shares

CHEK	CUSIP: M2361E 112

See Reverse for Certain Definitions

CHECK-CAP LTD.
INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFIES that

is the Registered Holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.20 PAR VALUE EACH

of Check-Cap Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed or with an appropriate instrument of transfer. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Association of the Company and amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company.

Dated: ______________________________

Check-Cap Ltd.
Corporate Seal	ISRAEL

/s/ Guy Neev
Chief Executive Officer and Director

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT ________________________		Custodian _____________
TEN ENT - as tenants by the entireties		(Cust)	(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                              HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ______________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                              SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND SO HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS _______________________________

ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED COMPANY AND FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE, WHATSOEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.

[To be added to Share Certificates issued to former holders of Preferred Shares and the lenders under the certain Credit Line Agreement dated August 20, 2014, as amended:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF OCTOBER 14, 2014, AS AMENDED (THE “SHAREHOLDERS’ AGREEMENT”) BY AND AMONG CHECK-CAP LTD. (THE “COMPANY”), CERTAIN OF THE COMPANY’S SHAREHOLDERS AND THE LENDERS UNDER THE CERTAIN CREDIT LINE AGREEMENT DATED AUGUST 20, 2014, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE THEREFORE ENTITLE THE HOLDER OF THIS CERTIFICATE TO CERTAIN REGISTRATION RIGHTS SUCH HOLDER IS ENTITLED TO UNDER AND ACCORDING TO THE SHAREHOLDERS AGREEMENT ON ACCOUNT THEREOF.